                          ENVIRONMENTAL INDEMNITY AGREEMENT



          THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT"), dated as of April 14, 1998, is made by SANTA FE HOTEL INC., a Nevada corporation (the "COMPANY"), and SANTA FE GAMING CORPORATION, a Nevada corporation ("SFG" and together with Company, collectively, the "INDEMNITOR"), for the benefit of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation ("SUN LIFE"), as Collateral Agent on behalf of itself and each of the Holders ("COLLATERAL AGENT"), and the other Indemnitees (as hereinafter defined).


                                       RECITALS

          A. Company is issuing to the Holders certain 9.50% Notes in the aggregate principal amount of $14,000,000 due December 15, 2000 (the "NOTES") pursuant to that certain Note Purchase Agreement of even date herewith, by and among SFG, Company, Sun Life and Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company (the "NOTE PURCHASE AGREEMENT"). All capitalized terms used herein without definition shall have the meanings given such terms in the Note Purchase Agreement.

          B. The obligations of Company under the Notes and Note Purchase Agreement are secured by, among other things, (i) certain real property more particularly described on EXHIBIT A attached hereto (the "REAL PROPERTY") pursuant to that certain Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents of even date herewith (the "COMPANY DEED OF TRUST"), and (ii) certain personal property (the "PERSONAL PROPERTY") pursuant to that certain Security Agreement of even date herewith, executed by Company to Collateral Agent for the benefit of Holders (the "COMPANY SECURITY AGREEMENT"). The Notes are also guarantied by, among other things, a Guaranty Agreement of even date by SFG to Collateral Agent for the benefit of Holders (the "SFG GUARANTY"). The Real Property and the Personal Property shall sometimes hereinafter be collectively referred to as the "PROPERTY".

          C. Company is the owner of a fee simple estate in and to the Real Property.

          D. As a condition precedent to purchasing the Notes, the Holders require that Indemnitor enter into this Agreement, whose covenants and obligations are independent of and in addition to the obligations of Company under the Company Deed of Trust, Company Security Agreement and the other documents governing, evidencing and/or securing the Notes and/or the Note Purchase Agreement, and SFG's obligations under the SFG Guaranty.

          NOW, THEREFORE, in consideration of the obligations set forth in the Note Purchase Agreement and guarantied by the SFG Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Collateral Agent and each Holder and their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "INDEMNITEES"; provided, however, that the term "Indemnitees" shall not include any third party who is not an affiliate of Collateral Agent or any Holder and who acquires title to the Property) as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants to the Indemnitees that:

          (a) to Indemnitor's best knowledge, Hazardous Substances have not at any time been generated, used, treated or stored on, or transported to or from, the Property in any quantity or manner which violates any Environmental Law, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (b) to Indemnitor's best knowledge, Hazardous Substances have not at any time been Released or disposed of on the Property in any quantity or manner which violates any Environmental Law, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (c) Company is in compliance with all applicable Environmental Laws applicable to it with respect to the Property and the requirements of any permits issued under such Environmental Laws with respect to the Property, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (d) there are no pending, or to Indemnitor's best knowledge threatened, Environmental Claims against Indemnitor or the Property, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (e) to Indemnitor's best knowledge, there is no condition or occurrence at the Property that could reasonably be anticipated (i) to form the basis of any Environmental Claim against Indemnitor or the Property, or (ii) to cause the Property to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any Environmental Law, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (f) to Indemnitor's best knowledge, there are not now and never have been any underground storage tanks located on the Property, except as disclosed in writing to Collateral Agent prior to the date hereof;

          (g) Company and SFG each (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or in which failure to be duly qualified and in good standing would have an adverse effect on its business, operations, property or financial condition;

          (h) Company and SFG each has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

          (i) Company and SFG have each duly executed and delivered this Agreement, and this Agreement constitutes such respective person's legal, valid and binding obligation enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by principles of equity;

          (j) neither the execution, delivery or performance by Company or SFG of this Agreement, nor compliance by such respective persons with the terms and provisions hereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or
(iii) violate any provision of its charter, bylaws or other organizational documents;

          (k) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery and performance by Company or SFG of this Agreement or the legality, validity, binding effect or enforceability of this Agreement; and

          (l) Company and SFG is each in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies in respect of the conduct of its respective business and the ownership of its property.

          SECTION 2.  COVENANTS.  Indemnitor covenants and agrees as follows:

          (a) Indemnitor will (i) comply with all Environmental Laws applicable to the ownership or use of the Property, (ii) use its best efforts to cause all tenants and other persons occupying the Property to comply with all Environmental Laws, (iii) immediately pay or cause to be paid all costs and expenses incurred in such compliance, and (iv) keep or cause the Property to be kept free and clear of any liens imposed thereon pursuant to any Environmental Laws.

          (b) Indemnitor will not generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, any Hazardous Substances on the Property, or transport or permit the transportation of any Hazardous Substances to or from the Property, in each case in any quantity or manner which violates any Environmental Law.

          (c) At Collateral Agent's written request, at any time and from time to time if it determines that an environmental site assessment is necessary in its reasonable business judgment to protect it or any other Indemnitee from a potential Environmental Claim, Indemnitor will provide to Collateral Agent an environmental site assessment report concerning the Property, prepared by an environmental consulting firm approved by Collateral Agent, indicating the presence or absence of Hazardous Substances and the potential cost of any removal or remedial action in connection with any Hazardous Substances on the Property. Any such environmental site assessment report shall be conducted at Indemnitor's sole cost and expense. If Indemnitor fails to deliver to Collateral Agent any such environmental site assessment report within thirty
(30) days after being requested to do so by Collateral Agent pursuant to this Section, Collateral Agent may obtain the same, and Indemnitor hereby grants to Collateral Agent and its agents access to the Property and specifically grants to Collateral Agent an irrevocable nonexclusive license to undertake such an assessment, and the cost of such assessment (together with interest thereon at the Agreed Rate) will be payable by Indemnitor on demand.

          (d) Collateral Agent may, at its option, at any time and from time to time, perform at its sole cost and expense an environmental site assessment report for the Property, and Indemnitor hereby grants to Collateral Agent and its agents access to the Property and specifically grants to Collateral Agent an irrevocable non-exclusive license to undertake such an assessment; PROVIDED THAT, Collateral Agent shall not unreasonably interfere with the operations of Indemnitor or any of its tenants during the preparation of such site assessment. Collateral Agent agrees that, except as otherwise provided by law or unless compelled by an order of a court, and except with respect to disclosures made to the Holders, its and their lenders, attorneys, accountants and other consultants, and its or their agents, assignees, partners, officers, directors and employees, Collateral Agent shall use its reasonable efforts to keep the contents of any environmental site assessments obtained under this SUBSECTION
(d) or under SUBSECTION (c) above confidential.

          (e) Indemnitor will advise Collateral Agent in writing immediately upon learning of any of the following: (i) any pending or threatened Environmental Claim against Indemnitor or the Property; (ii) any condition or occurrence on the Property that (A) results in noncompliance by Indemnitor with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of an Environmental

Claim against Indemnitor or the Property; (iii) any condition or occurrence on the Property that could reasonably be anticipated to cause the Property to be subject to any restrictions on the ownership, occupancy, use or transferability of the Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence, in any quantity or manner which violates any Environmental Law, of any Hazardous Substances on the Property. Each such notice shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Indemnitor's response thereto. In addition, Indemnitor will provide Collateral Agent with copies of all communications to or from Indemnitor and any governmental agency relating to Environmental Laws, all communications to or from Indemnitor and any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by Collateral Agent.

          (f) Collateral Agent shall have the right but not the obligation to participate with Indemnitor in the defense of, or any action or proceeding related to, any Environmental Claim. Without Collateral Agent's prior written consent, Indemnitor shall not enter into any settlement, consent or compromise with respect to any Environmental Claim that might impair the value of the Property.

          (g) At its sole expense, Indemnitor will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Substances from the Property which must be so removed or cleaned up in accordance with the requirements of any applicable Environmental Laws, to the reasonable satisfaction of a professional environmental consultant selected by Collateral Agent and in accordance with all such requirements and with orders and directives of all governmental authorities; PROVIDED THAT, Indemnitor shall have the right to reasonably contest or object to such orders and directives by appropriate proceedings so long as Indemnitor demonstrates to Collateral Agent's satisfaction that the Property will not be foreclosed upon or sold pursuant to any encumbrance attached thereto as a result of such orders or directives prior to the resolution of Indemnitor's contest. If all or any portion of the Obligations (as defined in the Company Deed of Trust) shall be outstanding, Indemnitor may prepay such outstanding obligations in full, together with all applicable prepayment penalties, in lieu of complying with the preceding sentence.

     SECTION 3.  INDEMNITY.

          (a) Indemnitor agrees to defend (with attorneys satisfactory to the Indemnitees), protect, indemnify and hold harmless each of the Indemnitees and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, obligations (including removal and remedial actions), losses, liens, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against any of them directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Substances on the Property in any quantity or manner which violates Environmental Law, or the removal, handling, transportation, disposal or storage of such Hazardous Substances, (ii) any Environmental
Claim with respect to Indemnitor or the Property, or (iii) the exercise of any Indemnitee's rights under this Agreement (collectively, the "INDEMNIFIED MATTERS"), regardless of when such Indemnified Matters arise, but excluding any Indemnified Matter with respect to Hazardous Substances first placed or Released on the Property after the later of (1) the date neither Indemnitor nor any of its affiliates holds title to or any other interest in or lien on the Property, or (2) the payment in full of the Obligations. To the extent that this indemnity is unenforceable because it violates any law or public policy, Indemnitor agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of all Indemnified Matters.

          (b) Indemnitor agrees to reimburse each Indemnitee for all sums paid and costs incurred by such Indemnitee with respect to any Indemnified Matter within ten (10) days following written demand therefor, with interest thereon at the Agreed Rate (as defined in the Company Deed of Trust) if not paid within such ten (10) day period.

          (c) Should any Indemnitee institute any action or proceeding at law or in equity, or in arbitration, to enforce any provision of this Agreement (including an action for declaratory relief or for damage by reason of any alleged breach of any provision of this Agreement) or otherwise in connection with this Agreement or any provision hereof, it shall be entitled to recover from Indemnitor its reasonable attorneys' fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

          SECTION 4. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

          (a) if any of the representations and warranties contained in Section 1 shall prove to be untrue in any material respect; or (b) if Indemnitor fails to perform any of its obligations under this Agreement within fifteen (15) days following notice thereof from Collateral Agent; provided that if such nonperformance is incapable of cure within such 15-day period, no Event of Default shall occur hereunder if Indemnitor has commenced a program to perform such obligations, which program is reasonably satisfactory to Collateral Agent and is in accordance with applicable law, and is diligently pursuing such program to completion; and provided further that if a shorter cure period or notice requirement for any particular failure to perform is provided by applicable law or this Agreement, such specific provision shall control;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Collateral Agent may do or cause to be done whatever is necessary in its sole judgment to cause the Property to comply with applicable Environmental Laws, and the cost thereof (together with interest thereon at the Agreed Rate) shall become immediately due and payable by Indemnitor without notice. Indemnitor shall and does hereby grant to Collateral Agent and its agents access to the Property and hereby specifically grants to Collateral Agent an irrevocable, non-exclusive license to do whatever is necessary in Collateral Agent's judgment to cause the Property to so comply, including, without limitation, to enter the Property and remove therefrom any Hazardous Substances.

          SECTION 5.  RECOURSE OBLIGATIONS.

          (a) Indemnitor agrees that notwithstanding any term or provision contained in this Agreement or the other Basic Documents to the contrary, the obligations of Indemnitor as set forth in this Agreement shall be exceptions to any non-recourse or exculpatory provision relating to any of the Obligations, and Indemnitor shall be fully liable for the performance of its obligations under this Agreement.

          (b) The liability of Indemnitor under this Agreement shall in no way be limited to or impaired by any amendment or modification of the provisions of the Basic Documents unless such amendment or modification expressly refers to this Agreement. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Basic Documents, (ii) any sale, assignment or foreclosure of the Notes or SFG Guaranty or any sale or transfer of all or any part of the Property, (iii) any exculpatory provision in any of the Basic Documents limiting any Indemnitee's recourse to property encumbered by the Company Deed of Trust or to any other security, or limiting the Indemnitees' rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under any of the Basic Documents, (v) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Basic Documents (other than this Agreement) by operation of law, any Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Notes or SFG Guaranty, or (vii) Collateral Agent's or any Holder's failure to record the Company Deed of Trust or file any Financing Statements (or Collateral Agent's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Notes; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

          SECTION 6. INDEPENDENT OBLIGATIONS. This Agreement is intended to create obligations that are separate and independent of Indemnitor's obligations under the Notes, SFG Guaranty, Company Deed of Trust, Company Security Agreement and other Basic Documents. Indemnitor's obligations are not secured by the Company Deed of Trust, Company Security Agreement or any of the other Basic Documents.

          SECTION 7.  SURVIVAL.

          (a) Subject to the limitations set forth herein, the representations, warranties, covenants and indemnities set forth in this Agreement shall survive the repayment of the amounts evidenced by the Notes and guarantied by the SFG Guaranty, the release of the lien of the Company Deed of Trust, any foreclosure of the Company Deed of Trust or the delivery of a deed or assignment in lieu of foreclosure or otherwise, and the transfer of any interest in and to the Property.

          (b) This Agreement shall be binding on and inure to the benefit of Indemnitor, the Indemnitees, and their respective successors and assigns (subject to the limitation on successors and assigns described in the definition of "Indemnitees" above). Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of each assignee or holder of the Notes and each of such assignee's or holder's officers, directors, employees, agents and affiliates. Notwithstanding the foregoing, Indemnitor, without the prior written consent of Collateral Agent in each instance, may not assign, transfer or set over in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder.

          SECTION 8. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person, and any Person that has a direct or indirect ownership interest in such Person, and any Person in which such Person has a direct or indirect ownership interest.

          "ENVIRONMENTAL CLAIMS" means any and all accusations, allegations, notices of violation, claims, demands, abatement orders, cleanup orders, removal orders, or other orders or directions (conditional or otherwise) by any Governmental Authority or other Person for any injury, loss or damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions or to compel cleanup or remediation, in each case relating to, resulting from or in connection with any Hazardous Substances and relating to the Property.

          "ENVIRONMENTAL LAW" means any federal, state or local law, whether common law, court or administrative decision, statute, rule, regulation, ordinance, court order or decree, or administrative order or any administrative policy or guidelines concerning action levels of a governmental authority (federal, state or local) now or hereafter in effect relating to the environment, public health, occupational safety, industrial hygiene, any Hazardous Substances (including, without limitation, the disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment or use thereof), or the environmental conditions on, under or about the Property, as amended and as in effect from time to time (including, without limitation, the following statutes and all regulations thereunder as amended and in effect from time to time: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, ET SEQ.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Sections 11001, ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 300(f), ET SEQ.; the Solid Waste Disposal Act, 42 U.S.C. Sections 3251, ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, ET SEQ.; the
Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901,
ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251, ET SEQ.; the Toxic Substances Control Act of 1976, 25 U.S.C. 2601, ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. 651, ET
SEQ.; and any successor statutes and regulations to the foregoing).

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

          "HAZARDOUS SUBSTANCES" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law (including, without limitation, any hazardous substances defined in NRS 40.504); and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, asbestos and asbestos-containing materials in any form, lead-based paint, any radioactive materials and polychlorinated biphenyls ("PCB's"), or substances or compounds containing PCB'S.

          "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          SECTION 9.  MISCELLANEOUS.

          (a) If Indemnitor is more than one person or entity, then (i) all persons or entities comprising Indemnitor are jointly and severally liable for all of the Indemnitor's obligations hereunder; (ii) all representations, warranties, and covenants made by Indemnitor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Indemnitor; (iii) any breach, Potential Event of Default or Event of Default by any of the persons or entities comprising Indemnitor hereunder shall be deemed to be a breach, Potential Event of Default, or Event of Default of Indemnitor; and (iv) any reference herein contained to the knowledge or awareness of Indemnitor shall mean the knowledge or awareness of any of the persons or entities comprising Indemnitor.

          (b) Indemnitor waives any right or claim of right to cause a marshalling of its assets or to cause any Indemnitee to proceed against any of the security for the loan evidenced by the Notes before proceeding under this Agreement. Indemnitor expressly waives and relinquishes all present or future rights, remedies, or circumstances which might constitute a legal or equitable discharge of Indemnitor or which might otherwise impair the validity or enforceability of this Agreement. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of any Indemnitee against Indemnitor hereunder and any rights of subrogation to any collateral securing the Notes and other obligations relating thereto, until all obligations of Indemnitor to the Indemnitees hereunder have been performed in full and all principal, interest and other sums evidenced or secured by the Basic Documents shall have been paid in full.

          (c) Any party liable upon or in respect of this Agreement or the Obligations may be released without affecting the liability of any party not so released.

          (d) No failure or delay on the part of any of the Indemnitees in exercising any right, power or privilege hereunder or under any other Basic Document and no course of dealing between Indemnitor and the Indemnitees (or any of them) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Basic Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Basic Document expressly provided are cumulative with and not exclusive of any rights, powers or remedies which the Indemnitees or any of them would otherwise have. No notice to or demand on Indemnitor in any case shall, IPSO FACTO, entitle Indemnitor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Indemnitees to any other or further action in any circumstances without notice or demand where notice or demand is not otherwise required.

          (e) All notices hereunder shall be in writing and shall be delivered in accordance with the provisions of the Note Purchase Agreement.

          (f) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by each of the parties hereto.

          (g) INDEMNITOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT INDEMNITOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT AND EACH HOLDER TO ENTER INTO THE TRANSACTION GOVERNED BY THE NOTE PURCHASE AGREEMENT AND OTHER BASIC DOCUMENTS.

          (h) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Nevada.

          (i) All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires and vice versa.

          (j) This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

          (k) As used herein, the term Holder shall include the owners and holders of the Notes and other Obligations from time to time, whether or not named as Holder herein (it being expressly agreed, however, that Holder may act through an agent; that only the signature of such agent is required on any amendment hereof or any consent, approval or other action hereunder; and that Sun Life is the initial agent hereunder).

          IN WITNESS WHEREOF, Indemnitor has caused its duly authorized representative to execute and deliver this Agreement as of the date first above written.

                         SANTA FE HOTEL INC.,
                         a Nevada corporation



                         By: /s/ Thomas K. Land
                         Its: Senior Vice President and Chief Financial Officer


                         SANTA FE GAMING CORPORATION,
                         a Nevada corporation



                         By: /s/ Thomas K. Land
                         Its: Senior Vice President and Chief Financial Officer

                                      EXHIBIT A


                          LEGAL DESCRIPTION OF REAL PROPERTY




                                       Exhibit A-1